Exhibit 23.4

CONSENT AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of our report dated January 17, 2014, relating to the consolidated financial statements of Summit Holdings, Inc. and subsidiaries.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

February 13, 2014